UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 5, 2008
Date of Report (Date of earliest event reported)

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18311 (Commission File Number)	22-2845714 (I.R.S. Employer Identification No.)

35 Northeast Industrial Road
Branford, Connecticut   06405
(Address of principal executive offices) (Zip Code)

(203) 488-8201
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by Neurogen Corporation on February 6, 2008 under Item 8.01.  This amendment is being filed to include the disclosure required by Item 2.05 and to update the amount of the restructuring charge.

Item 2.05  Costs Associated with Exit or Disposal Activities.

The disclosure previously reported under Item 8.01 on the Current Report on Form 8-K filed by Neurogen Corporation on February 6, 2008 is incorporated herein by reference.

On February 6, 2008, the Company announced that it had reduced its workforce by approximately 70 employees, as part of a restructuring plan to focus the Company’s resources on its advancing of clinical assets. Affected employees will be eligible for a severance package that includes severance pay, continuation of benefits and outplacement services.  The Company estimates that the aggregate restructuring charges associated with the reduction will be approximately $2.5 million of which the majority will be paid in the first and second quarters of 2008. This estimate includes, for employees whose positions are being eliminated, approximately $1.0 million in salaries and benefits for the period of time between notification that their position is being eliminated and their actual termination.

 SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGEN CORPORATION
(Registrant)

By: /s/ STEPHEN R. DAVIS
Name: Stephen R. Davis
Date: February 18, 2008	Title: President and Chief Executive Officer